Exhibit 99.1

FOR RELEASE July 27, 2011	FOR MORE INFORMATION CONTACT Scott Schroeder (281) 589-4993

Cabot Oil & Gas Announces Second Quarter Results,

47.5 Percent Production Growth Leads Operational Gains

HOUSTON, July 27, 2011 - Cabot Oil & Gas Corporation (NYSE: COG) today reported its second quarter results that included an overall growth in production of 47.5 percent between comparable second quarter periods. “This production growth clearly was the leading driver of our financial results and operational gains,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “An indicator of our significant momentum on this front was not only the 49.1 percent increase in natural gas but also the 21.7 percent increase in crude/condensate/NGL volumes, which resulted in Cabot’s highest quarterly production.”

Second quarter net income was $54.7 million, or $0.53 per share, as compared to net income of $21.7 million, or $0.21 per share, in the second quarter of 2010. Removing selected items in both periods (which are detailed in the Selected Items Table and include the impact of the sale of assets, stock compensation, pension and derivatives), the 2011 quarter’s net income was $42.9 million, or $0.41 per share, as compared to $19.9 million, or $0.19 per share, for the second quarter of 2010.

Cash flow from operations for the 2011 second quarter totaled $129.5 million, while discretionary cash flow was $146.9 million. Comparatively, 2010 second quarter cash flow from operations was $127.1 million, and discretionary cash flow was $109.5 million.

For the quarter, realized prices for both natural gas and oil were below last year’s second quarter postings. Natural gas was $4.67 per Mcf, down 17.3 percent from last year’s $5.65 per Mcf, while oil was off slightly at $95.17 per barrel versus $96.70 per barrel. Operating expenses and financing cost, in absolute terms, together increased 11 percent between comparable second quarters.

“However, on the strength of Cabot’s record quarterly production volumes, we have realized a 25 percent reduction in these costs per unit between second quarters,” commented Dinges.

Year-to-Date

In the six months ended June 30, 2011, Cabot reported net income of $67.6 million, or $0.65 per share, compared to $50.4 million, or $0.49 per share, for the same period last year. The cash flow comparisons for the six months ended June 30, 2011 and June 30, 2010, respectively, are cash flow from operations of $220.7 million versus $243.2 million and discretionary cash flow of $255.5 million versus $241.0 million. The 2011 six-month net income figure, after removal of the selected items, was $63.7 million, or $0.61 per share, versus $50.4 million, or $0.49 per share, for the six-month period ended June 30, 2010.

“The same dynamic that drove the second quarter results applies to the year-to-date periods – increased production and lower natural gas price realizations,” stated Dinges. “Production was up approximately 45 percent for the six-month comparable periods while natural gas prices fell 24.1 percent and oil prices dropped 5 percent.”

From a balance sheet perspective, the Company’s net debt to adjusted capital stands at 34.9% as of June 30, 2011. So far this year, Cabot has added $120 million to its outstanding borrowings to fund its investment efforts. “With our assets sales helping to fund our 2011 program, we have spent a net $350 million through six months,” commented Dinges. “And with our ongoing asset rationalization efforts, our full year net 2011 program will remain at, or below, original expectations.”

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s second quarter financial and operational results discussion with financial analysts on Thursday, July 28, 2011 at 9:30 a.m. EDT (8:30 a.m. CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 75438015. The replay will be available for 48 hours. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

CABOT OIL & GAS RESULTS — Page 3

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
North	34.6	17.1	61.7	31.5
South	8.5	11.8	17.8	22.8

Total	43.1	28.9	79.5	54.3

Crude/Condensate/Ngl
North	22.0	28.0	43.0	51.0
South	281.0	221.0	486.0	416.0

Total	303.0	249.0	529.0	467.0

Equivalent Production (Bcfe)	45.0	30.5	82.7	57.1

PRICES (1)
Average Produced Gas Sales Price ($/Mcf)
North	$4.56	$4.68	4.58	$5.19
South	$5.12	$7.05	4.98	$7.47
Total	$4.67	$5.65	4.67	$6.15

Average Crude/Condensate Price ($/Bbl)
North	$97.00	$67.27	94.08	$67.63
South	$95.03	$100.65	91.62	$100.75
Total	$95.17	$96.70	91.80	$97.04

WELLS DRILLED
Gross	28	21	52	45
Net	22	21	40	41
Gross Success Rate	100%	100%	100%	98%

(1)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Realized Impacts to Gas Pricing	$0.32	$1.44	$0.34	$1.29
Realized Impacts to Oil Pricing	$(1.74)	$21.82	$(1.61)	$22.09

CABOT OIL & GAS RESULTS — Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating Revenues
Natural Gas	$200,357	$164,528	$370,455	$334,399
Brokered Natural Gas	11,072	13,348	29,480	38,221
Crude Oil and Condensate	28,042	21,211	46,634	41,193
Other	1,225	1,154	3,153	2,774

	240,696	200,241	449,722	416,587
Operating Expenses
Brokered Natural Gas Cost	9,796	11,793	25,158	33,061
Direct Operations	22,579	24,347	49,586	47,330
Transportation and Gathering	16,074	4,767	28,942	8,557
Taxes Other Than Income	5,877	11,841	14,028	22,646
Exploration	4,592	10,233	10,900	18,659
Depreciation, Depletion and Amortization	83,225	76,726	160,349	150,224
General and Administrative (excluding Stock-Based Compensation)	14,828	10,469	30,989	22,991
Stock-Based Compensation (1)	11,178	2,384	19,316	5,608

	168,149	152,560	339,268	309,076
Gain (Loss) on Sale of Assets	34,071	4,387	32,554	5,146

Income from Operations	106,618	52,068	143,008	112,657
Interest Expense and Other	18,044	15,769	35,411	30,681

Income Before Income Taxes	88,574	36,299	107,597	81,976
Income Tax Expense	33,897	14,617	40,034	31,598

Net Income	$54,677	$21,682	$67,563	$50,378

Earnings Per Share - Basic	$0.53	$0.21	$0.65	$0.49
Weighted Average Common Shares Outstanding	104,264	103,915	104,204	103,855

(1)

Includes the impact of the Company’s performance share awards and restricted stock amortization as well as expense related to stock options and stock appreciation rights. Also includes expense for the Supplemental Employee Incentive Plans.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	June 30, 2011	December 31, 2010
Assets
Current Assets	$235,838	$203,008
Properties and Equipment, Net	3,967,716	3,762,760
Other Assets	46,606	39,263

Total Assets	$4,250,160	$4,005,031

Liabilities and Stockholders’ Equity
Current Liabilities	$286,724	$303,835
Long-Term Debt, excluding Current Maturities	1,095,000	975,000
Deferred Income Taxes	757,612	714,953
Other Liabilities	144,625	138,543
Stockholders’ Equity	1,966,199	1,872,700

Total Liabilities and Stockholders’ Equity	$4,250,160	$4,005,031

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash Flows From Operating Activities
Net Income	$54,677	$21,682	$67,563	$50,378
Unrealized (Gain) Loss on Derivatives	903	(942)	886	(355)
Income Charges Not Requiring Cash	94,998	79,802	182,178	158,579
Loss (Gain) on Sale of Assets	(34,071)	(4,387)	(32,554)	(5,146)
Deferred Income Tax Expense	30,343	13,375	36,886	29,091
Changes in Assets and Liabilities	(17,373)	17,551	(34,762)	2,205
Exploration Expense	11	—	504	8,426

Net Cash Provided by Operations	129,488	127,081	220,701	243,178

Cash Flows From Investing Activities
Capital Expenditures	(201,045)	(218,741)	(404,214)	(454,143)
Proceeds from Sale of Assets	49,293	15,940	54,336	16,742

Net Cash Used in Investing	(151,752)	(202,801)	(349,878)	(437,401)

Cash Flows From Financing Activities
Net Increase in Debt	40,000	100,000	120,000	210,000
Dividends Paid	(3,128)	(3,117)	(6,250)	(6,228)
Other	(190)	(1,983)	(1,208)	(2,022)

Net Cash Provided by Financing	36,682	94,900	112,542	201,750

Net Increase / (Decrease) in Cash and Cash Equivalents	$14,418	$19,180	$(16,635)	$7,527

CABOT OIL & GAS RESULTS — Page 6

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
As Reported - Net Income	$54,677	$21,682	$67,563	$50,378
Reversal of Selected Items, Net of Tax:
(Gain) Loss on Sale of Assets	(21,124)	(2,720)	(20,183)	(3,191)
Stock-Based Compensation Expense	6,930	1,478	11,976	3,477
Pension Expense (1)	1,879	—	3,751	—
Unrealized Loss (Gain) on Derivatives (2)	560	(584)	549	(220)

Net Income Excluding Selected Items	$42,922	$19,856	$63,656	$50,444

As Reported - Earnings Per Share	$0.53	$0.21	$0.65	$0.49
Per Share Impact of Reversing Selected Items	(0.12)	(0.02)	(0.04)	—

Earnings Per Share Including Reversal of Selected Items	$0.41	$0.19	$0.61	$0.49

Weighted Average Common Shares Outstanding	104,264	103,915	104,204	103,855

(1)

On July 28, 2010, the Company notified its employees of its plan to terminate its qualified and non-qualified pension plans, effective September 30, 2010. This amount represents pension expenses related to the plan terminations and expenses related to the acceleration of amortization of prior service costs and actuarial losses over the expected amortization period until final distribution of assets from each plan. Pension expense is included in General and Administrative Expense in the Condensed Consolidated Statement of Operations.

(2)

This unrealized loss (gain) is included in Natural Gas Revenues in the Condensed Consolidated Statement of Operations and represents the mark to market change related to the Company’s natural gas basis swaps.

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Discretionary Cash Flow
As Reported - Net Income	$54,677	$21,682	$67,563	$50,378
Plus / (Less):
Unrealized Loss (Gain) on Derivatives	903	(942)	886	(355)
Income Charges Not Requiring Cash	94,998	79,802	182,178	158,579
Loss (Gain) on Sale of Assets	(34,071)	(4,387)	(32,554)	(5,146)
Deferred Income Tax Expense	30,343	13,375	36,886	29,091
Exploration Expense	11	—	504	8,426

Discretionary Cash Flow	146,861	109,530	255,463	240,973
Changes in Assets and Liabilities	(17,373)	17,551	(34,762)	2,205

Net Cash Provided by Operations	$129,488	$127,081	$220,701	$243,178

Net Debt Reconciliation

(In thousands)

	June 30, 2011	December 31, 2010
Long-Term Debt	$1,095,000	$975,000
Stockholders’ Equity	1,966,199	1,872,700

Total Capitalization	$3,061,199	$2,847,700

Total Debt	$1,095,000	$975,000
Less: Cash and Cash Equivalents	(39,314)	(55,949)

Net Debt	$1,055,686	$919,051

Net Debt	$1,055,686	$919,051
Stockholders’ Equity	1,966,199	1,872,700

Total Adjusted Capitalization	$3,021,885	$2,791,751

Total Debt to Total Capitalization Ratio	35.8%	34.2%
Less: Impact of Cash and Cash Equivalents	0.9%	1.3%

Net Debt to Adjusted Capitalization Ratio	34.9%	32.9%